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                                                                    EXHIBIT 8.2

           [LETTERHEAD OF PAUL, WEISS, RIFKIND, WHARTON & GARRISON]
                                (212) 373-3000

                                                             June 18, 1998

American General Hospitality Corporation
5606 MacArthur Boulevard, Suite 1200
Irving, Texas 75038

CapStar Hotel Company
1010 Wisconsin Avenue, N.W.
Washington, D.C. 20007

Ladies and Gentlemen--

  In connection with the proposed merger of CapStar Hotel Company ("CapStar") with and into American General Hospitality Corporation ("AGH"), as described in the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission on June 5, 1998 (the "Registration Statement"), you have requested our opinion concerning the federal income tax matters set forth below. All capitalized terms used herein have their respective meanings set forth in the Registration Statement unless otherwise stated.

  In rendering the opinion expressed herein, we have reviewed copies of the Registration Statement and all amendments to date and the Merger Agreement. We also have made such other investigations of fact and law and have examined such other documents, records and instruments as we have deemed necessary in order to enable us to render the opinion expressed herein.

  In our examination of documents, we have assumed, with your consent, (i) that all documents submitted to us are authentic originals, or if submitted as photocopies, that they faithfully reproduce the originals thereof; (ii) that all such documents have been or will be duly executed to the extent required;
(iii) that all representations and statements set forth in such documents are true and correct, (iv) that any representation or statement made as a belief or made "to the knowledge of," or similarly qualified is correct and accurate without such qualification, and (v) that all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms. We have further assumed that the statements and descriptions of OpCo's business, properties and intended activities as described in the Registration Statement are accurate.

  Based upon and subject to the foregoing, we are of the opinion that:

    1. (a) The Merger will qualify as a reorganization within the meaning of
  Section 368(a) of the Code; (b) except as provided in (c) below and except to the extent that the receipt of the stock of OpCo in the Spin-Off and the receipt of rights in the rights offering are treated as "boot" received in the Merger, the exchange in the Merger of CapStar Common Stock for MeriStar Common Stock will not result in the recognition of gain or loss to CapStar stockholders; (c) each stockholder of CapStar who receives cash proceeds in lieu of fractional interests in shares of MeriStar Common Stock will recognize gain or loss equal to the difference between such proceeds and the tax basis allocated to such stockholder's fractional share interests; and (d) no gain or loss will be recognized by AGH or CapStar as a result of the Merger, except to the extent that the distribution of stock of OpCo in the Spin-Off and the distribution of rights in the rights offering are treated as "boot" distributed in the Merger;

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    2. (a) The Spin-Off will be a taxable distribution to holders of CapStar
  Common Stock; (b) the distribution of the OpCo Common Stock and the rights distributed in the Rights Offering should constitute boot received in the Merger; (c) CapStar will recognize gain on the distribution of the OpCo Common Stock in an amount equal to the fair market value of such stock minus the tax basis of CapStar in such stock at the time of the distribution; and (d) no gain or loss will be recognized by OpCo as a result of the distribution of its stock in the Spin-Off; and

    3. The descriptions of the law and the legal conclusions contained in the Registration Statement under the captions "The Merger--Federal Income Tax Consequences to Holders of CapStar Common Stock", "The Spin-Off--Federal Income Tax Consequences to Holders of CapStar Common Stock", and "The Spin-Off--Federal Income Tax Considerations Relating to OpCo" are correct in all material respects and the discussion contained therein fairly summarizes the federal income tax considerations that will be material to a holder of the stock of CapStar and OpCo.

  This opinion is given as of the date hereof and is based on various Code provisions, Treasury Regulations promulgated under the Code and interpretations thereof by the IRS and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Further, any variation or difference in the facts from those set forth in the Registration Statement may affect the conclusions stated herein.

  We hereby consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement and to the use of our name under the captions "The Merger Federal Income Tax Consequences to Holders of CapStar Common Stock", "The Spin-Off--Federal Income Tax Consequences to Holders of CapStar Common Stock" and "The Spin-Off--Federal Income Tax Considerations Relating to OpCo" in the Registration Statement and the prospectus included therein. In giving this consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

  We express no opinion as to any federal income tax issue or other matter except those set forth or confirmed above.

                                          Very truly yours,

                                          /s/ Paul, Weiss, Rifkind, Wharton &
                                          Garrison

                                          Paul, Weiss, Rifkind, Wharton &
                                          Garrison